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                                                                   EXHIBIT 10.86

                       INTERLOCKEN LAND PURCHASE CONTRACT

                               TABLE OF CONTENTS

1.      PARTIES.........................................................    1
2.      REAL PROPERTY...................................................    1
3.      INTENT..........................................................    1
4.      EARNEST MONEY DEPOSIT...........................................    1
5.      PURCHASE PRICE; PAYMENT.........................................    2
6.      TITLE STATUS AND INSURANCE......................................    2
7.      BUYER'S CONSTRUCTION PLANS......................................    5
8.      SUBDIVISION PLAT APPROVALS......................................    6
9.      INSPECTION PERIOD...............................................    7
10.     UTILITIES, PUBLIC ROADS AND SITE PREPARATION....................    9
11.     LIMITATIONS ON BUYER'S ACTIVITIES...............................    10
12.     CLOSING.........................................................    10
13.     SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS..............    12
14.     DEFAULT.........................................................    14
15.     CANCELLATION AND TERMINATION....................................    15
16.     COMMISSIONS.....................................................    16
17.     POST-CLOSING OBLIGATIONS........................................    17
18.     RESERVATION OF WATER RIGHTS.....................................    17
19.     DENSITY RESTRICTION.............................................    17
20.     RELATIONSHIP OF PARTIES.........................................    17
21.     COOPERATION.....................................................    17
22.     ASSIGNMENT......................................................    18
23.     GENERAL PROVISIONS..............................................    18
24.     ACCEPTANCE BY SELLER............................................    21
25.     INTERSTATE LAND SALES ACT.......................................    21
26.     TRADENAMES......................................................    21
27.     CONDEMNATION....................................................    22


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                       INTERLOCKEN LAND PURCHASE CONTRACT

        This Interlocken Land Purchase Contract ("Contract") is executed by and between the parties designed below as Seller and Buyer with respect to the sale and purchase of the Real Property described below subject top, upon and in accordance with all of the following, and no other, terms, provisions, covenants, conditions and agreements (collectively "Provisions"):

        1. PARTIES. Seller is INTERLOCKEN, LTD., a Colorado limited partnership. Buyer is ORI-COLORADO, INC., a Nevada corporation.

        2. REAL PROPERTY. The Real Property subject to this Contract is commonly known as 705 El Dorado Boulevard, and is legally described on Exhibit 1 attached hereto and incorporated herein by this reference ("Real Property"). The Real Property consists of 19.505 acres. The Real Property has not yet been platted, and as such, the Seller will prepare a final subdivision plat ("Plat") of the Real Property. Upon approval and recording of the Plat, the legal description of the Real Property shall be as shown and designated on the Plat.

        3. INTENT. Seller shall sell and convey the Real Property to Buyer, and Buyer shall purchase and acquire the Real Property from Seller, in accordance only with the written provisions of this Contract.

        4. EARNEST MONEY DEPOSIT. Upon execution hereof by Buyer, Buyer shall deposit with National Title, Inc., as agent with authority to bind Fidelity National Title Insurance Company ("Title Company"), having its office at 1700 Lincoln Street, Suite 1900, Denver, Colorado 80203, Buyer's promissory note in the amount of Four Hundred Ninety-Two Thousand Seven Hundred
Eighty-Nine and 92/100 Dollars ($492,789.92) ("Earnest Money Note"), in the form attached hereto as Exhibit 2 and incorporated herein by this reference.
On or before expiration of the Inspection Period, as hereinafter defined, if Buyer has delivered the Continuation Notice, as hereinafter defined, Buyer shall simultaneously deliver to the Title Company $492,789.92. Upon Title Company's receipt of $492,789.92 from Buyer, the Earnest Money Note shall be deemed null and void, and Title Company shall return the Earnest Money Note to Buyer. The Funds delivered by the Buyer under this paragraph, and any interest earned thereon, are referred to as the "Earnest Money Deposit," and shall be in cash or by federal funds wire transfer, to be held by the Title Company as earnest money in accordance with the terms of this Contract and mutually acceptable escrow

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instructions.  In the event Buyer fails to deposit the Earnest Money Note or any portion of the Earnest Money Deposit as herein provided, this Contract shall automatically terminate, and neither party shall have any further obligations hereunder. At such time as the Earnest Money Deposit is delivered by Buyer as provided in this section, such deposit shall be non-refundable except in the event of Seller's default, or the failure of any condition to Closing, and except in the event that the PUD Site Plan is not approved by the City.

        The Earnest Money Deposit shall be held by the Title Company in an interest bearing account, and all accrued interest that shall accrue thereon shall be applied against the Purchase Price, as hereinafter defined (unless Buyer requests that the interest be paid to it and pays the balance of the Purchase Price at the Closing), or shall be paid to Seller or paid to Buyer as otherwise provided for in this Contract.

        5. PURCHASE PRICE; PAYMENT. Subject to the adjustments referred to in this paragraph, the Purchase Price of the Real Property to be paid by Buyer to Seller is Four Million Nine Hundred Twenty-Seven Thousand Eight Hundred Ninety-Nine and 20/100 Dollars ($4,927,899.20) ("Purchase Price"), based on the per square foot price of Five and 80/100 Dollars ($5.80). The entire Purchase Price less the Earnest Money Deposit and accrued interest shall be paid by Buyer to Seller, through the Title Company, at the Closing, as hereinafter defined, by federal funds wire transfer. The Purchase Price shall be adjusted to reflect customary closing costs. The Purchase Price shall be adjusted based on the final square footage of the Real Property as shown on the Plat, which shall be the same as shown by the Survey.

        6.   TITLE STATUS AND INSURANCE.

             (a) Title Insurance. Within fifteen (15) days after the date of mutual execution of this Contract, Seller shall deliver to Buyer and its attorney a title insurance commitment (the "Title Commitment") with respect to the Real Property issued by the Title Company committing to insure title to the Real Property in Buyer's name subject only to the Permitted Exceptions, as hereinafter defined, in a face amount equal to the Purchase Price, together with copies of the recorded documents listed as exceptions to title in the Title Commitment ("Title Documents"). As soon as possible after Closing, as hereinafter defined, Seller shall cause to be delivered to Buyer, at Seller's cost and expense, an owner's title insurance policy ("Title Policy") insuring the title of Buyer to the Real Property in accordance with the Title Commitment, as


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approved or deemed approved by Buyer, as provided in Section 6(c) hereof.

                (b) Survey. Within fifteen (15) days after the date of mutual execution of this Contract, Seller shall deliver to Buyer a survey of the Real Property prepared by a surveyor licensed in the State of Colorado, which shall meet ALTA/ACSM survey requirements for an urban survey, including items 1-4, 8 and 10-11 of Table A and the setback lines ("Survey"). The Survey shall be certified to Buyer, Buyer's lender (if identified at least ten (10) days prior to the Closing), Seller and the Title Company in a form reasonably acceptable to Buyer, and shall disclose and the surveyor shall warrant that the Real Property is not located within any flood plain area or wetlands. The Survey shall be updated after the Plat is recorded.

                (c) Permitted Exceptions. The "Permitted Exceptions" shall mean:

                        (i) those matters of record set forth on the Title Commitment, and those matters set forth on the Survey or apparent upon an inspection of the Real Property which are not objected to by Buyer or which are cured, insured over with Buyer's consent or otherwise approved or deemed approved as provided in subsections (d) and (e) hereof;

                        (ii) any easements, restrictions and conditions shown on the Plat of the Real Property, all provisions set forth in the SA, as hereinafter defined, and all provisions set forth in the PUD Site Plan, as hereinafter defined, which have been approved or deemed approved by Buyer pursuant to this Agreement;

                        (iii) real property taxes and assessments for the year of Closing;

                        (iv) building, zoning and other applicable ordinances and regulations of the City of Broomfield, County of Boulder, Colorado ("City");

                        (v) the covenants, conditions, reservations and restrictions contained in the special warranty deed ("Deed") attached hereto and incorporated herein by this reference as Exhibit 3;

                        (vi) such other matters as are caused by Buyer or its authorized agents; and


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                (vii)  any other item designated in this Contract as a
Permitted Exception.

        (d) Title Commitment Review. Buyer shall have until twenty (20) days after receipt of the Title Commitment, Title Documents and Survey ("Commitment Review Period") to examine them and to object in writing to any matters reflected thereon. If the Title Commitment, Title Documents or Survey show any lien, encumbrance, defect in or objection to title or other matter which are unacceptable to Buyer ("Defect"), Buyer shall give written notice thereof ("Defect Notice") to Seller prior to expiration of the Commitment Review Period unless Buyer is willing to waive the Defect. Buyer's failure to give Seller the Defect Notice shall constitute Buyer's acceptance of the status of title of the Real Property.

        Within ten (10) days after Buyer's giving any Defect Notice, Seller and Buyer shall endeavor to mutually agree upon corrective action and the time period within which such corrective action shall occur, and in the event the parties are unable to agree upon such corrective action within ten (10) days after the date of the Defect Notice ("Decision Period"), this Contract shall be null and void f no further force or effect as provided in Section 16 hereof; unless prior to expiration of such Decision Period, Buyer gives to Seller a written notice waiving such Defect.

                (e) Deed. Seller shall, at Closing, convey the fee title to the Real Property to Buyer by the Deed in the form of Exhibit 3 attached hereto, which shall be a special warranty deed, free and clear of all liens, encumbrances, easements and restrictions except the Permitted Exceptions.

                (f) Master Development. The parties acknowledge and agree that the Real Property is located within that certain overall development commonly known as Interlocken Advanced Technology Environment ("Interlocken"), which is a master planned business park. Ownership of property within Interlocken is governed by the Interlocken Owner's Association, Inc., a Colorado non-profit corporation ("Association"), established pursuant to the Amended and Restated Master Declaration of Covenants, Conditions and Restrictions for Interlocken recorded in the real property records of Boulder county, Colorado ("Records") as set forth in the title Commitment (collectively "Covenants"), the Articles of Incorporation ("Articles") of the Association and the Bylaws of the Association ("Bylaws"). (The Covenants, Articles, and Bylaws are hereinafter collectively referred to as the "Governing Documents"). Copies of all such documents shall be provided to Buyer and its

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attorney within fifteen (15) days after the effective date of this new Contract.

        Pursuant to the Covenants, an Architectural Control Committee for Interlocken (the "ACC") has been created and has adopted the Design Development and Construction Criteria for Interlocken dated January 1994, and the Signage and Graphics Criteria dated May 1994 ("Design Criteria"). Buyer acknowledged that the Real Property is subject to the Governing Documents and the Design Criteria, and Buyer agrees to comply with all of the terms, conditions and provisions thereof. Buyer agrees that no representation or warranty has been made by Seller with respect to the Covenants. Buyer hereby agrees that Seller may, prior to Closing, make modifications to any of the Governing Documents, and the ACC may make modifications to the Design Criteria, provided that Seller advises Buyer of such modifications, and further provided that such modifications do not result in any present or future material adverse effect on Buyer, the Real property or the project Buyer intends to build on the Real Property.

        7. BUYER'S CONSTRUCTION PLANS. Buyer shall be solely responsible for selecting its development team with respect to the design and construction of improvements upon the Real Property ("Development Team"). Buyer and/or its Development Team shall be responsible for submitting the required plans pursuant to the Covenants and the Design Criteria ("Approval Documents") with respect to Buyer's proposed improvements to be constructed upon the Real Property for architectural review by the ACC. The documents required pursuant to the Sketch Plan/Concept Phase, as provided the Design Criteria, shall be submitted to the ACC within thirty (30) days after the date of mutual execution of this Contract, the Schematic Design Phase documents, as provided in the Design Criteria, shall be submitted to the ACC no later than thirty (30) days after the ACC's approval of the Sketch Plan/Concept Phase, and the Design Development Phase documents, as provided in the Design Criteria, shall be submitted to the ACC within forty-five
(45) days after the ACC approves of the Schematic Design Phase documents. All other Approval Documents required pursuant to the Design Criteria must be submitted to the ACC prior to the commencement of construction, at a time to be selected in the Buyer's sole discretion. The ACC shall approve or disapprove of the submittal by Buyer within ten (10) days of such submittal. So long as Buyer has diligently and in good faith pursues obtaining approval of the Approval Documents by the ACC and the PUD Site Plan by the City, Buyer shall have the right to terminate this Agreement and receive a refund of the Earnest Money Deposit in the event the ACC does not approve any of the Approval Documents or if Purchaser is unable to

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obtain approval of the PUD Site Plan by the City within one hundred twenty
(120) days after the effective date of this Contract.

        After the Buyer's Design Development Plans, as defined in the Criteria, and proposed PUD Site Plan for the Real property ("PUD Site Plan") are approved by the ACC, Buyer and Seller shall jointly submit the PUD Site Plan to the City.

        Buyer acknowledges that Buyer shall have the sole responsibility to seek and obtain the approval of the appropriate Approval Documents and the PUD Site Plan from the City and any other appropriate governing authorities. Seller agrees, at no cost to Seller, to cooperate with Buyer in Buyer's efforts to obtain such approval, including without limitation making joint submittals of the applicable documents to the appropriate governing authorities, and, at Buyer's request, Seller shall attend any hearings or meetings regarding the same. Closing hereunder shall be contingent upon approval by the City of the PUD Site Plan.

        8. SUBDIVISION PLAT APPROVALS. On or before thirty (30) days after the ACC's approval of Buyer's Schematic Design Phase documents, Seller agrees to prepare, at its cost and expense, and to submit to Buyer for its approval, which shall not be unreasonably withheld or delayed, the proposed plat for the Real Property ("Plat"), and an applicable subdivision improvement agreement for the Real Property ("SA").

        Buyer shall have five (5) business days from its receipt of the Plat and SA to review and approve the same ("Approval Period"). Prior to expiration of the Approval Period, Buyer shall deliver written notice to Seller of its acceptance or disapproval of the Plat and SA, and in the event of disapproval, such notice shall include the specific reasons for disapproval. Failure of Buyer to notify Seller during the Approval Period shall constitute Buyer's approval of the Plat and the SA. If Buyer does not approve of the Plat or SA during the Approval Period, then the parties shall have an additional five (5) business days to agree upon the form of the Plat and SA. Seller may, but shall not be required to, revise the Plat and SA to meet Buyer's objections. If the parties cannot so agree upon the Plat and SA, then Buyer and Seller shall each have the right to terminate this Contract in accordance with the terms of
Section 15 hereof at any time after the expiration of such five (5) business day period and prior to reaching an agreement on the Plat and SA.

        In the event the Plat and SA are approved by the Buyer, they shall not be submitted by Seller to the appropriate governmental


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authorities until receipt of the Continuation Notice by Seller and the Earnest
Money Deposit by the Title Company prior to expiration of the Inspection Period. It shall be a condition to Closing that the Plat which has been approved or is deemed approved by Buyer be approved by the City ("Final Plat") prior thereto. If the Final Plat is not approved by the City prior to Closing, then Buyer and Seller shall each have the right to terminate this Contract in accordance with the terms of Section 15 hereof.

        9.      INSPECTION PERIOD.

                (a) Right of Inspection. Buyer shall have the right, from the date of mutual execution of this Contract through and including the date which is thirty (30) days thereafter (the "Inspection Period"), to obtain approval of this Contract by Buyer's Board of Directors, at Buyer's sole cost and expense, to inspect the Real Property, including without limitation, making any and all investigations and soil, environmental and other tests Buyer deems appropriate, to examine the Governing Documents, the Design Criteria and all books and records maintained by Seller relating to the Real Property at such place or places as said books and records may be located (Seller shall supply Buyer with a copy of a survey of the Real Property and of the design books; Buyer will need to request access to remaining materials), and to do a market analysis and to otherwise determine if the Real Property is suitable for Buyer's purposes; provided, however, any such inspections on the Real Property shall:

                        (i) occur only after prior notice to Seller; and

                        (ii) be conducted in such a manner so as not to unreasonably interfere with Seller's development activities. All inspections shall occur at reasonable times agreed upon by Seller and Buyer, and shall be subject to reasonable rules, regulations, standards and conditions as Seller may impose.

        Prior to entering on the Real Property, Buyer shall obtain liability insurance of $1,000,000.00 per occurrence naming Seller as an additional insured, insuring Buyer and Seller against any damages or liabilities which may occur as a result of Buyer's entering upon the Real Property, and Buyer shall deliver to Seller evidence of such insurance in form satisfactory to Seller. Buyer shall not damage, destroy or harm the Real Property in making the inspections and tests permitted by this Contract, except as may be reasonably necessary in order to conduct any such tests, and Buyer shall promptly repair and restore the Real Property as nearly as practicable to its original condition. Buyer expressly

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acknowledges that nothing in this contract shall authorize Buyer, or any person dealing with, through or under Buyer, to subject Seller's interest in the Real Property to any mechanic's or materialman's lien prior to Closing.

        Buyer agrees to indemnify, hold harmless and defend Seller and the Real Property from any liability or damages and Seller from any claim, liability, loss, damage, cost or expense, including attorneys' fees which Seller may incur or which may be asserted by reason of any entry on the Real Property by, through or under Buyer prior to Closing, unless caused by Seller or its representatives. In the event any mechanic's or materialmen's lien is filed against the Real Property arising by, through or under Buyer, Buyer shall cause such lien to be removed and released within thirty (30) days of a lien being filed against the Real Property. In the event Buyer cannot affect such removal within said 30-day period, Seller may, at Buyer's expense, with the assistance of attorneys of Seller's choosing, enter into, defend, prosecute or pursue any effort or action (whether or not litigation is involved) which Seller deems necessary to defend itself and the Real Property from all claims or liability arising by, through or under Buyer, as set forth above.

        It is expressly agreed that notwithstanding anything contained herein to the contrary, in no event will the Earnest Money Deposit be returned to Buyer until Seller reasonably satisfies itself that Seller is not subject to any claim, liability, damage, loss, cost or expense as a result of Buyer's inspection of the Real Property hereunder; provided that if no lien has been filed and no claim has been asserted within 60 days from the date of the last work on the Real Property, Seller shall direct the Title Company to return the Earnest Money Note upon expiration of said 60-day period.

                (b) Right of Continuation. In the event Buyer obtains approval of this Contract from Buyer's Board of Directors and determines that, in Buyer's sole discretion, the Real Property is suitable for its purposes, Buyer shall, prior to the expiration of the Inspection Period, give a written notice of continuation ("Continuation Notice") to Seller and the Title Company with the delivery to Title Company to be accompanied by the Earnest Money Deposit, and the Contract shall remain in full force and effect. In the event Buyer fails to deliver such Continuation Notice and initial Earnest Money Deposit within the Inspection Period, this Contract shall automatically terminate in accordance with the provisions of Paragraph 15(b) hereof.

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        10.  UTILITIES, PUBLIC ROADS AND SITE PREPARATION.  Seller or the
Metropolitan District either has or will install all public roads, gas, electricity, telephone, water, storm sewer and sanitary sewer lines and landscape amenities (collectively the "Interlocken Infrastructure") as shown on
Exhibit 4 attached hereto and incorporated herein by this reference, without any cost, directly or indirectly, to Buyer except for the payment of Metropolitan District's portion of the real property taxes applicable to the Property, which are assessed to all property owners in Interlocken. The Interlocken Infrastructure has been or will be constructed to the boundary line of the Real Property as shown on Exhibit 4. Such Interlocken Infrastructure shall be completed in a manner which is serviceable by the following dates: (i) sewer, water, gas, electric and U.S. West Cable conduit shall be installed to the boundary of the Real Property within ninety (90) days after the Closing Date; (ii) landscaping amenities shall be completed in a manner which is serviceable by July 31, 1998; and (iii) the balance of the Interlocken Infrastructure shall be substantially completed by December 31, 1997. Seller shall be entitled to receive all refunds and reimbursements from the City, utility providers and other parties with respect to the installation and construction of the Interlocken Infrastructure. Buyer acknowledges that it shall be Buyer's responsibility, at Buyer's sole cost and expense, to arrange for the installation or extension of the utility lines from the boundary line into and upon the Real Property, and Buyer shall comply with all requirements of the ACC and all applicable governing authorities with respect thereto. Buyer shall also be solely responsible for the payment of the cost of any tap fees, service fees and other charges of any entities which shall supply domestic water, irrigation water, sewer, gas, electricity or telephone service to the Real Property.

        Buyer shall be responsible, at Buyer's sole cost and expense, for all site grading of the Real Property, which must be completed in compliance with all requirements of the ACC and all applicable authorities.

        Buyer acknowledges that Seller has established a water company (the "Water Company") to provide reclaimed water to irrigate landscaping throughout Interlocken. The Buyer shall, at Closing, contract with the Water Company, pursuant to a separate agreement, which shall be on the Water Company's standard form, to acquire irrigation water service for the Real Property at rates equal to the rates charged by the City to residential water customers. A copy of such agreement shall be delivered to Buyer and its attorney at least fifteen (15) days before the end of the Inspection Period.


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        11.  LIMITATIONS ON BUYER'S ACTIVITIES. Notwithstanding any provisions of this Contract, the following limitations shall apply to all acts, actions and activities of Buyer and any other persons or entities acting for or on behalf of Buyer with respect to the Real Property, this Contract and the transaction contemplated hereby; and neither Seller nor Buyer nor any person acting on behalf of Buyer shall do or cause any of the following acts without the other party's written discretionary consent:

                (a) apply for or attempt by whatever means to persuade any public officials or Governmental Authority regarding changes in any zoning, platting or similar matters applicable to the Real Property; provided that Seller shall be entitled to file the PUD Site Plan and other documents provided for in this Contract, and Seller shall be entitled to amend the Annexation Agreement applicable to Interlocken, so long as such amendment does not have a material adverse impact on Buyer's proposed development, or

                (b) prior to Closing, issue any press release or other announcement to the general public concerning this Contract or the transaction contemplated hereby, or

                (c) record this Contract or any memorandum hereof or any notice or other document referring hereto or any lis pendens based on or arising from this Contract in the Records or any other public or governmental agency, office, department or official, or publish this Contract or any such memorandum, notice, other document or lis pendens in any newspaper, magazine, radio or television broadcast or any other medium or post this Contract or any such memorandum, notice, other document or lis pendens upon the Real Property, unless Buyer files suit against Seller under this Contract.

        12.     CLOSING.

                (a) Closing. The closing date ("Closing Date") of the sale and purchase of the Real Property ("Closing") pursuant to this Contract shall be on the date which is one hundred eighty (180) days after the date of mutual execution of this Contract unless such date is shortened or extended in accordance with a mutual written agreement between Seller and Buyer. The Closing shall take place at the offices of Seller's Counsel, Haligman and Lottner, or at such other place as the parties may mutually agree. Not later than 1:00 P.M., Colorado time on the Closing Date, Seller and Buyer shall execute, acknowledge, if appropriate or required, and deposit with the Title Company all documents and all funds required from them to effectuate the Closing, as set forth in subparagraph (b) of this section. The Title Company shall record, disburse and utilize

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such documents and funds simultaneously with the recording of the Deed conveying the Real Property to Buyer.

        (b) DOCUMENTS AT CLOSING. At Closing, the following documents and materials shall be delivered by the parties:

                (i) settlement closing statements prepared by the Title Company reflecting appropriate credits and debits to Seller and Buyer in accordance with the terms of this Contract ("Closing Statements");

                (ii) the Deed, duly executed and acknowledged by both Buyer and Seller in the form attached as EXHIBIT 3, together with the deed declaration required by Colorado law;

                (iii) a certification as to non-foreign status from Seller to Buyer;

                (iv) the payment due from Buyer in accordance with Buyer's Closing Statement;

                (v) a letter reasonably acceptable to Buyer from the Title Company to Buyer agreeing to issue the Title Policy in accordance with this Contract;

                (vi) written instructions to the Title Company for closing and recording;

                (vii) evidence from both parties of their authority to enter into this Contract and to consummate the transaction contemplated hereby; and

                (viii) such other instruments and documents as may be necessary or desirable to consummate the transaction contemplated under this Contract.

        (c) PRORATIONS. Real property taxes and assessments and any other similar charges against the Real Property shall be prorated as of the Closing Date. If the Closing Date shall occur before the tax rate is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the immediately preceding year applied to the latest assessed valuation of the Real Property. All real property taxes and installments of special taxes or assessments assessed or levied with respect to any period prior to the Closing Date shall be paid in full by Seller, and all non-delinquent installments thereof and those assessed or levied with respect to any period after the

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Closing Date shall be paid by Buyer. Seller shall pay the costs for obtaining the Survey and the premium for the Title Policy. Seller and Buyer shall each pay one-half (1/2) of the Title Company's fees, Buyer shall pay recording fees for the Deed and documentary fees and premiums for special endorsements to the Title Policy requested by Buyer, except that standard exemptions 1-5 shall be deleted without cost to either party so long as Seller shall have no obligation with respect thereto other than to deliver the Survey and a lien affidavit to the Title Company as to Seller's costs. All other closing costs shall be allocated between Seller and Buyer in the manner customary in Boulder County, Colorado.

                (d) POST-CLOSING ADJUSTMENTS. All such prorations shall be subject to post-Closing adjustments as necessary to reflect later relevant information not available at Closing and to correct any error made at Closing with respect to such apportionments and the party receiving more than it was entitled to hereunder shall reimburse the other party hereto in the amount of such overpayment within thirty (30) days after written demand therefor. Notwithstanding the foregoing, such apportionments shall be deemed final and not subject to further post-Closing adjustments if no such adjustments have been requested after a period of thirty (30) days from such time as all necessary information is available to make a complete and accurate determination of such apportionments.

                (e) POSSESSION. Actual possession of the Real Property shall be delivered to Buyer as of the Closing Date, subject to the Permitted Exceptions.


        13.     SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

                (a) Seller's Warranties and Covenants. Seller hereby represents and warrants to Buyer, which representations and warranties shall be deemed to be restated at Closing, that:

                        (i) Seller is a limited partnership duly organized and validly existing under the laws of the State of Colorado and the execution and delivery by Seller of and Seller's performance under this Contract are within Seller's powers and have been duly authorized by all requisite action;

                        (ii) There is no litigation pending or, to the actual knowledge of Seller, threatened against or with respect to the Real Property that does or could adversely affect the Real Property or Seller's ability to consummate this sale;


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
                        (iii) there is no condemnation or similar proceeding currently pending or, to the actual knowledge of Seller, threatened against the Real Property;

                        (iv) an apartment project can be developed on the Real Property under the Covenants;

                        (v) Seller is not a "foreign person" as that term is defined in Section 1445(f) of the Internal Revenue Code of 1986;

                        (vi) except as otherwise may be specifically provided for herein, Seller has not made any representations, warranties or agreements to or on behalf of Buyer as to any matter concerning the Real Property, the present use thereof or the suitability of Buyer's intended use of the Real Property; and

                        (vii) Seller has no actual knowledge of any environmental contamination of the Real Property other than as such matters are disclosed in Seller's documentation of the Real Property which is available for inspection by Buyer, and Seller has not received notice of any violation of any environmental laws from any Governmental Authorities.

                (b) Buyer's Representations, Warranties and Covenants. Buyer hereby represents and warrants to Seller, which representations and warranties shall be deemed to be restated at Closing, that:

                        (i) Buyer is a duly organized and validly existing corporation under the laws of the State of Nevada, qualified to transact business in the State of Colorado, and the execution and delivery by Buyer of and Buyer's performance under this Contract are within Buyer's powers and, subject to the approval of Buyer's Board of Directors, have been duly authorized by all requisite action;

                        (ii) the preparation and submission of the Approval Documents prior to Closing and the making of inspections and tests during the Inspection Period are not for Seller's benefit and are solely for the benefit of Buyer, its lenders, successors and assigns;

                        (iii) Buyer has made, or will make, its own independent inspection and investigation of the Real Property and, in entering into this Contract, Buyer intends to rely solely on such inspection and investigation of the Real Property and that Buyer is acquiring the Real Property "AS IS", "WHERE IS." No


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
patent or latent physical condition of the Real Property, whether or not now known or discovered, shall affect the rights of either party hereto, subject to Buyer's rights under Paragraph 9. No agreement, warranty or representation, unless expressly contained herein or in the Closing Documents, shall bind Seller; and

                (iv) Buyer shall, in connection with its investigation of the Real Property during the Inspection Period, inspect the Real Property for the presence of hazardous waste and hazardous substances, and shall notify Seller in writing of the results of such inspection, Buyer hereby assuming full responsibility for such inspections and waiving any claim against Seller arising from the presence of such materials on the Real Property.

        (c) WARRANTY DISCLAIMER. SUBJECT TO PARAGRAPHS 13(A) AND 13(B), BUYER DOES HEREBY WAIVE AND SELLER DOES HEREBY DISCLAIM ALL WARRANTIES OF ANY KIND OR TYPE WHATSOEVER WITH RESPECT TO THE REAL PROPERTY, WHETHER EXPRESSED OR IMPLIED, INCLUDING BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF MARKETABILITY, MERCHANTABILITY, HABITABILITY AND USE. Buyer expressly waives any right of rescission and all claims for damages by reason of any statement, representation, warranty, promise, or agreement, if any, unless contained in this Contract, or in the closing documents.

        (d) SURVIVAL OF WARRANTIES. The warranties and representations set forth in this Contract shall be restated at Closing and shall survive Closing for a period of twelve (12) months only.

        14. DEFAULT. In the event of defaults or breaches under or with respect to this Contract, the parties shall be entitled to the following remedies:

                (a)  Buyer's Default.

                        (i) Liquidated Damages. Should the Buyer default in the performance of any of the material terms of this Contract, and if Seller is not then in material default under this Contract; then as Seller's sole and exclusive remedy, except as provided in Section 14(a)(ii) hereof, the Earnest Money Deposit may be retained by the Seller as liquidated damages, and in such event this Contract thereupon shall become null and void, and neither party shall have any further rights against the other, except as set forth in Paragraphs 9(a) and Paragraph 15. The amount of the Earnest Money Deposit is agreed by and between the Seller and the Buyer to be reasonable damages due to the difficulty and

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
inconvenience of ascertaining and measuring actual damages and the uncertainty thereof; and no other damages, rights or remedies shall in any case be collectible, enforceable or available to the Seller, other than reasonable attorneys' fees, but the Seller shall accept said Earnest Money Deposit as the Seller's total damages and relief; provided, however, that, if appropriate, Seller shall be entitled to injunctive relief pursuant to Paragraph 14(a)(iv) hereof.

                (ii) INJUNCTIVE RELIEF. Notwithstanding anything set forth herein to the contrary, if Buyer materially breaches or otherwise materially defaults with respect to Paragraph 9 or Paragraph 11 of this Contract, Seller shall be entitled to procure immediate injunctive relief or other appropriate provisional remedies without notice to Buyer.

        (b) SELLER'S DEFAULT. In the event of Seller's default hereunder, the Buyer shall have the option of:

                (i) REFUND OF THE EARNEST MONEY DEPOSIT. Demanding and receiving the return in full of the Earnest Money Deposit, which sum shall be paid to the Buyer immediately by Title Company, which shall operate to terminate this Contract and release Seller from any and all liability hereunder, or as an alternative,

                (ii) SPECIFIC PERFORMANCE. The Buyer may bring an action for specific performance. No other damages, rights or remedies shall in anywise be collectible, enforceable or available to the Purchaser other than reasonable attorneys' fees; provided, however, that in the event that all of the Interlocken Infrastructure is not completed in a manner which is serviceable in accordance with the plans approved by the City by the applicable date set forth herein, the Buyer shall have the right to cause installation of such incomplete Interlocken Infrastructure and to collect the reasonable out-of-pocket costs include in connection therewith from Seller.

        Neither Seller nor Buyer shall have or be entitled to any grace period or other opportunity to cure any default or breach under or with respect to this Contract unless the other party specifically agrees thereto in writing.

        15.  CANCELLATION AND TERMINATION.

        (a) In the event that either Seller or Buyer defaults or breaches under or with respect to this Contract, the other party may cancel and immediately terminate this Contract and all duties

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
and obligations of the parties hereunder by giving a written notice of termination ("Termination Notice") to the Title Company, a copy of which Termination Notice shall be given to the other party.

        (b) In addition to the foregoing, in the event Buyer fails to deliver a Continuation Notice, this Contract shall terminate immediately and all duties and obligations shall be null and void and of no further force or effect, except as hereafter provided. Immediately after such termination, the Title Company shall redeliver all documents and funds theretofore deposited with it to the party which deposited the same; provided, however, that if this Contract is cancelled and terminated as a result of any default or breach, then the parties shall have the rights and remedies set forth in Paragraph 14 above. Upon cancellation and termination of this Contract as provided in this Paragraph 15, neither party shall have any further liability whatsoever to the other, subject to the indemnification provisions of Paragraph 9.

        (c) In the even this Contract terminates for any reason, whether by Buyer or Seller, or as a result of default by either party, all documents and materials obtained by Buyer and relating to the Real Property, including without limitation, all reports, tests, surveys, drawings, specifications, studies, plans (excluding architectural plans and construction drawings for Buyer's apartment buildings), development materials, letters of intent to lease, if any, leases, if any, and consultant reports shall, in Seller's discretion, be assigned and delivered to Seller, and thereafter Seller shall be the sole owner of such assigned materials and shall have the sole and exclusive right to use such materials. Furthermore, Buyer shall pay all costs incurred in having such materials prepared.

        16. COMMISSIONS. Seller and Buyer each hereby warrant and represent to the other that it has not dealt with any real estate broker or salesperson under circumstances which would entitle such other broker or salesperson to payment of a commission or fee in connection with this Contract, except that Buyer has agreed to pay Frederick Ross Company ("Ross") a commission under a separate agreement, if and only if this sale closes. Each party agrees that should any claim be made for brokerage commissions or finder's fee by any broker or finder by, through or on account of any acts of said party or its representatives, said party will indemnify the other and agree to hold the other harmless from and against any and all loss, liability, cost, damage and expense, including reasonable attorneys' fees in connection therewith. Further, Buyer shall indemnify Seller with respect to all claims made by Ross.


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
        17. POST-CLOSING OBLIGATIONS. Buyer acknowledges that the Real Property is located within the boundaries of the Interlocken Consolidated Metropolitan District (the "Metropolitan District"), and that the Metropolitan District has been organized to provide certain services as provided in the service plan for the Metropolitan District.

        Buyer hereby acknowledges and confirms that all of the improvements described in the service plan or other formation documents may or may not be installed by the Metropolitan District and that no representation or warranty is or will be made by the Seller with respect thereto, except as specifically set forth in Section 10 hereof.

        Seller hereby informs Buyer that the Real Property may be included in a financing entity which may be formed by the City for the purpose of maintaining landscaping along the 96th Street Interchange and U.S. Highway 36 as more particularly described in the Deed.

        18. RESERVATION OF WATER RIGHTS. Buyer hereby acknowledges that the Seller shall, at Closing, reserve all water rights with respect to the Real Property as more fully set forth in the Deed.

        19. DENSITY RESTRICTION. Buyer hereby covenants and agrees that Buyer shall be entitled to construct, use, own, and/or maintain on the Real Property, Gross Floor Area, as defined in the Deed, in an amount not to exceed the Permitted GFA, as hereinafter defined. For the purposes of this Contract, "Permitted GFA" shall mean Gross Floor Area equal to the amount of square footage approved by the ACC to be constructed on the Real Property. The actual amount of the Permitted GFA shall be set forth in the Deed, provided that in the event that ACC has not made such determination prior to Closing the Deed shall provide that the Buyer and the Seller shall record a covenant at the time such determination is made and that no improvements will be allowed to be constructed on the Real Property until such covenant is recorded.

        20. RELATIONSHIP OF PARTIES. Notwithstanding anything in this Contract to the contrary, this Contract shall not be construed as making Buyer or Seller the partner, agent or joint venturer of the other and the parties shall have no relationship to each other, other than as set forth herein as vendor and vendee of real property.

        21. COOPERATION. The parties agree to reasonably cooperate in the development and construction of the Real Property and


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                                                                      ---------

Interlocken. The parties further acknowledge that such cooperation is necessary as a result of the integral nature of the master development plan for Interlocken, as set forth in the Governing Documents.

        22. ASSIGNMENT. Buyer shall not be entitled to assign its rights and privileges under this Contract without the prior written discretionary approval of Seller, except to any entity controlled by or under common control with the original Buyer.

        23.     GENERAL PROVISIONS.

                (a) Seller and Buyer shall execute all additional documents and do all acts not specifically referred to herein which are reasonably necessary to effectuate this Contract.

                (b) Time is strictly of the essence of this Contract and the full and complete performance of each and every provision hereof.

                (c) This Contract is the entire agreement between Seller and Buyer pertaining to the subject matter hereof and supersedes any and all prior negotiations, agreements, understandings and dealings pertaining to the subject matter hereof, whether written or oral. This Contract has been negotiated at arms length without either Seller or Buyer acting under any threat, coercion or duress. Seller and Buyer hereby waive the application of any and all rules of law respecting the construction of ambiguous provisions which may exist in this Contract against the party who, or whose attorney or agents, drafted such provisions.

                (d) This Contract and all other documents and instruments executed in furtherance or effectuation hereof shall inure to the benefit of, and shall be binding upon, Seller and Buyer and their respective heirs, beneficiaries, personal representatives, successors, successors in interest and permitted assigns.

                (e) This Contract shall be construed and enforced in accordance with the substantive laws of the State of Colorado, both statutory and decisional.

                (f) The provisions hereof which require performance after Closing shall survive the Closing Date and delivery of the Deed hereunder and shall not be merged therein.

                (g) If the Closing Date or any other date set forth in this Contract is to occur on a holiday or other non-business day,


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
or if any period of time set forth in this Contract expires on a holiday or non-business day, then such closing or expiration date shall be the next business day thereafter. As used in this paragraph, the terms "holiday" or "non-business day" shall mean those dates upon which nationally chartered banks of the United States of America are not open for business.

                (h) The acceptance of the Deed by Purchaser at Closing shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Contract, except all post-closing obligations specified in this Contract, as well as any provisions which are herein specifically stated to survive Closing.

                (i) This Contract cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

                (j) In the event of any controversy, claim or dispute between the parties affecting or relating to the subject matter or performance of this Contract, the prevailing party shall be entitled to recover from the non-prevailing party all of its reasonable expenses, including reasonable attorneys' and accountants' fees.

                (k) This Contract may be executed in several counterparts which may also include telecopy signatures, and all such executed counterparts when signed by both parties shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Contract.

                (l) If any provision of this Contract is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Contract shall nonetheless remain in full force and effect.

                (m) Paragraph headings contained herein are for convenience only and shall not be considered in interpreting this Contract.

                (n) This Contract shall not be binding upon any party hereto unless and until both Seller and buyer have executed this Contract.


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                                       19                             ---------

                (o) All exhibits to this Contract are incorporated herein and made a part hereof as if fully set forth herein.

                (p) All notices, consents or other instruments or communications provided for under this Contract shall be in writing, signed by the party giving the same, and shall be deemed properly given and received (i) when actually delivered and received, personally, by messenger service or by fax or telecopy delivery; (ii) on the next business day after deposit for delivery by an overnight courier service such as Federal Express; and (iii) three (3) business days after deposited in the mail, by registered or certified mail. All such notices or other instruments shall be furnished with delivery or postage charges prepaid addressed to the party at the address given below or such other address as such party may designate by written notice to the other party. The addresses of the parties for the purpose of notices shall be as follows:

        If to Seller:           Interlocken, Ltd.
                                350 Interlocken Blvd., Suite 390
                                Broomfield, Colorado 80021-3470
                                Attn:  General Manager
                                Fax:   (303) 466-2015
                                Phone: (303) 466-9799

        With a copy to:         Haligman and Lottner, P.C.
                                633 17th Street, Suite 2700
                                Denver, Colorado 80202
                                Attn:  Rick J. Rubin, Esq.
                                Fax:   (303) 292-1300
                                Phone: (303) 292-1200

        If to Buyer:            Oasis Residential, Inc.
                                5251 DTC Parkway, Suite 225
                                Englewood, Colorado 80111
                                Attention: Walter Eeds
                                Fax:   (303) 220-1765
                                Phone: (303 220-8080

        With a copy to:         Holland and Hart
                                555 17th Street, Suite 3200
                                Denver, Colorado 80202
                                Attn:  Jesse B. Heath, Esq.
                                Fax:   (303) 295-8261
                                Phone: (303) 295-8570


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                                       20                             ---------

        24. ACCEPTANCE BY SELLER. Seller's agreement to negotiate with Buyer for the sale of the Real Property shall become void and of no effect unless Buyer's offer to acquire the Real property, as evidenced by Buyer's execution of at least three (3) copies of this Contract and delivery thereof to Seller occurs on or before 5:00 p.m. on December 17, 1996. Thereafter, the offer by Buyer herein contained shall become void and of no effect whatsoever unless Seller accepts this Contract by execution thereof and returning an executed copy to Buyer prior to 11:59 p.m. on December 24, 1996, and upon such execution by Seller, this Contract, and all provisions hereof, shall be fully and completely binding upon Seller and Buyer without any further act by either party, the effective date of this Contract shall be the date upon which Seller executes this Contract. Otherwise, this Contract shall be automatically null and void and the Earnest Money Note or the Earnest Money Deposit, as applicable, shall be returned to Buyer.

        25. INTERSTATE LAND SALES ACT. It is the intent of Seller and acknowledged by Buyer that the sale of the Real Property will be exempt from the provisions of the Federal Interstate Land Sales Act under the exemption applicable to the sale or lease of lots (i) to any person who acquires such lots for the purpose of engaging in the business of constructing residential, commercial or industrial buildings or for the purpose of resale of such lots to persons engaged in such business; or (ii) which are zoned by the appropriate governmental authority for industrial or commercial development, or which is restricted to such use by a declaration of covenants, conditions and restrictions, which are recorded in the official records of the appropriate county. Buyer hereby represents and warrants that Buyer is acquiring the Real Property for such purposes.

        26. TRADENAMES. Buyer may only state that the Real Property is located in Interlocken for the purpose of providing information as to the general location of the Real Property in advertisements concerning the Real Property or concerning Buyer's operations or businesses located on the Real Property. Except as hereinabove permitted, Buyer agrees that it shall not use or allow the use of the name "Interlocken," any logo, symbol or other words or phrases which are names or trademarks used or registered by Seller in any manner to name, designate, advertise, sell or develop the Real Property or in any connection with the operations or business located or to be located on the Real Property without Seller's prior written discretionary permission. Notwithstanding the



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
foregoing, at Closing the Seller shall grant to Buyer a non-exclusive license, on terms reasonably acceptable to Seller, to use the name "Interlocken" in Buyer's project name for the development to be constructed on the Real Property.

        27. CONDEMNATION. Except as provided in Paragraph 9, risk of loss with respect to the Property shall remain on Seller until the Closing. If prior to the Closing Seller receives any notice from any entity that there may be a taking of all or any part of the Property by condemnation (or in lieu of condemnation), Seller shall notify Buyer, and Buyer shall have the right to terminate this Contract and to recover the Earnest Money Deposit, by giving notice to Seller within ten (10) days after receipt of Seller's notice.

        WHEREOF THIS CONTRACT IS EXECUTED AS OF THE DATE SET FORTH BELOW.

                                                    BUYER:

                                                ORI-COLORADO, INC., A Nevada
                                                corporation

                                                By:  /s/ W. B. EEDS
                                                    -------------------------
                                                         W. B. Eeds
                                                Its: Executive Vice President

                                                Buyer's Signature Date:
                                                December 17, 1996


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                                       22

                                                    SELLER:

                                                INTERLOCKEN, LTD., A Colorado
                                                limited partnership

                                                By:  BOSWELL PROPERTIES, INC.,
                                                     a California corporation,
                                                     general partner

                                                By: /s/ JAMES R. LONG
                                                   --------------------------
                                                   James R. Long
                                                   Vice President

                                                Seller's Signature Date:
                                                December 24, 1996


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
                                LIST OF EXHIBITS


EXHIBIT 1 -- Legal Description

EXHIBIT 2 -- Earnest Money Note

EXHIBIT 3 -- Special Warranty Deed

EXHIBIT 4 -- Interlocken Infrastructure











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
                                   EXHIBIT 1

                               LEGAL DESCRIPTION


Tract 1 (Exception), Interlocken Filing 6 according to the recorded plat thereof, Boulder County, Colorado.









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
                                   EXHIBIT 2

                                PROMISSORY NOTE

        For Value Received, ("Maker"), hereby promises to pay to the order of INTERLOCKEN, LTD., a Colorado limited partnership ("Holder"), the sum of Four Hundred Ninety-Two Thousand Three Hundred Ninety-Four and 96/100 Dollars ($492,394.96), pursuant to the terms of a certain Real Estate Purchase Contract between Maker and Holder, dated ________________, 19__ (the "Contract"). Such sum shall be due and payable upon Maker's default under the Contract and interest shall accrue thereafter on said principal sum at the prime rate of Citibank as publicly quoted and announced form time to time plus five percent (5%), with each change in such prime rate automatically and immediately resulting in a change in such default interest rate borne by this promissory note until, in fact, paid.

        This promissory note shall terminate and be null and void upon Maker's deposit of $492,394.96 (the "Earnest Money Deposit") with National Title Insurance Company ("Title Company") pursuant to the provisions of the Contract. No default may occur under this promissory note following Maker's deposit of the Earnest Money Deposit with Title Company.

        Notwithstanding anything in this promissory note to the contrary, Holder shall give Maker written notice of default under this Promissory Note, and Maker shall have five (5) business days following receipt of said notice of default to cure such default.

        This promissory note shall be construed and enforced in accordance with the laws of the State of Colorado.

        The undersigned Maker agrees to pay all reasonable costs and expenses, including attorney fees, incurred by the Holder hereof in connection with any default herein or in any proceeding to enforce the payment of this note at trial and all appellate levels.

        Maker has executed and delivered this promissory note as of ___________.

                                        OASIS RESIDENTIAL, INC., a Delaware
                                        corporation


                                        By: ___________________________________

                                        Its: __________________________________



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
                                   EXHIBIT 3

                             SPECIAL WARRANTY DEED

        This Special Warranty Deed (this "Deed") is dated this _____ day of ___________, 19__, between INTERLOCKEN, LTD., a Colorado limited partnership ("Grantor"), whose address is 350 Interlocken Boulevard, Suite 390, Broomfield, Colorado 80021-3470, Attention: General Manager, and ORI-COLORADO, INC., a Nevada corporation ("Grantee"), whose address is ______________________________.

        WITNESSETH, that Grantor, for and in consideration of the sum of _______________________________________ Dollars ($__________) (the "Purchase
Price") to Grantor in hand paid by Grantee, the receipt whereof is hereby confessed and acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey and confirm unto Grantee, its successors and assigns forever, all of that certain real property situate, lying and being in the County of Boulder, State of Colorado, more particularly described on Exhibit A attached hereto (the "Property"). The street address for the Property is 705 El Dorado Boulevard, Broomfield, Colorado;

        TOGETHER WITH all and singular the hereditaments and appurtenances thereunto belonging, or in any way appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, claim and demand whatsoever of Grantor, either in law or equity, of, in and to the Property;

        SUBJECT to the "Permitted Exceptions," which shall mean:

          (i) those matters set forth on Exhibit B attached hereto and incorporated herein by this reference (exhibit to set forth items ______________ on that certain Title Commitment No. ___________ issued by National Title, Inc. as agent with authority to bind Fidelity National Title Insurance Company dated __________________), and those matters apparent upon an inspection of the Property or any matters set forth on a survey of the Property;

          (ii) any easements, restrictions and conditions shown on the plat of the Property, all provisions set forth in the Subdivision Improvement Agreement for the Property dated __________________ and recorded on ___________________
at Reception No. ___________ of the Boulder County, Colorado, Records, and all provisions set forth in the PUD Site Plan for the Property dated


                                                                      Initials:

                                                                      ---------
                                                                      ---------
                                      3-1

_______________ and recorded on ________________ at Reception No. _______ of the Boulder County, Colorado, Records;

        (iii) real property taxes and assessments for 19__ and subsequent years;

        (iv) building, zoning and other applicable ordinances and regulations of the City of Broomfield, County of Boulder, State of Colorado ("City");

        (v) the covenants, conditions, reservations and restrictions hereinafter set forth in this Deed; and

        (vi) such other matters as are caused by Grantee or its authorized agents.

        AND SUBJECT FURTHER TO the covenants, conditions and restrictions hereinafter set forth;

        TO HAVE AND TO HOLD the Property with the appurtenances, unto Grantee, its successors and assigns forever;

        AND Grantor, for itself, its successors and assigns, covenants and agrees to and with Grantee, its successors and assigns, to warrant and forever defend the quiet and peaceable possession of the Property by Grantee, its successors and assigns, against every person who lawfully claims the Property or any part thereof by, through or under Grantor, subject to the Permitted Exceptions and the covenants, conditions and restrictions herein contained.


                                   ARTICLE I
                                  RESTRICTIONS

        1.1 INTENT AS TO RESTRICTIONS. The Property is conveyed and this conveyance is accepted subject to and upon the following express terms, covenants, conditions and restrictions (collectively, the "Restrictions"), which Restrictions are made for the benefit of the Grantor, its successors and assigns, and for the benefit of lands in the area of City known as Interlocken Advanced Technology Environment ("Interlocken") which are now or hereafter owned by Grantor, and its successors and assigns, and which Restrictions impose a burden on the Property. Execution of this Deed by Grantee shall constitute the agreement by Grantee, for itself and its successors and assigns, to be bound by and to comply with the following covenants, conditions and restrictions.


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                                      3-2

       1.2 LIMITATIONS ON USE OF PROPERTY. Grantee acknowledges that Grantor is selling the Property in accordance with the overall plan for the development of Interlocken, and is selling the Property to Grantee primarily in reliance on Grantee's intents to construct on the Property buildings for use as a rental apartment complex with appurtenant amenities or, provided that Grantee complies with the provisions of this Deed, a condominium, townhome or similar ownership project ("Condominium Project"), neither of which shall consist of more than 340 residential dwelling units ("Use Limitations"). Grantee agrees that during the "Use Limitation Period," as that term is hereinafter defined, the Property and the Improvements, as hereinafter defined, shall be used solely in accordance with the Use Limitations; provided that in no event shall all or any part of the Property be used as a Condominium Project until the date which is five (5) years following the date the final certificate of occupancy respecting the Property is received by Grantee. Further, in no event shall all or any portion of the Property be used as a Condominium Project until the Property has been excluded from the Metropolitan District. In the event that the Grantee chooses to convert the Property to use as a Condominium Project, provided that Grantee has otherwise complied with the terms of this Deed, Grantor shall use its reasonable efforts, at no expense to Grantor, to cooperate with Grantee in obtaining exclusion of the Property from the Metropolitan District. After the expiration of the Use Limitation Period, the Property and the Improvements may be used for any purpose permitted under the zoning applicable thereto as contained in the Criteria, as defined in the Amended and Restated Master Declaration of Covenants, Conditions and Restrictions for Interlocken recorded on January 24, 1990 at Reception No. 01025034, Film No. 1612 as the same have been and may hereafter be amended from time to time, including, without limitation, that certain First Amendment to Amended and Restated Master Declaration of Covenants, conditions and Restrictions for Interlocken recorded on June 18, 1992 at Reception No. 1194772 and that certain Second Amendment to Amended and Restated Master Declaration of Covenants, Conditions and Restrictions for Interlocken recorded on March 4, 1994 at Reception No. 01402125 (collectively "Covenants"). In the event that Grantor reacquires title to the Property at any time, the Use Limitations shall be null and void and of no further force or effect from and after the date title vests in Grantor as aforesaid. At such time, if any, during the use Limitation Period that Grantee desires to convert all or any portion of the Property to a Condominium project, the Grantee or its successor shall give to a Condominium Project, the Grantee or its successor shall give thirty (30) days' prior written notice to Grantor of Grantee's intention to so use the Property, and simultaneously with such notice Grantee shall pay to Grantor as additional consideration for


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
Grantor's agreement to permit Grantee to use the Property as an Office Building $______________ [which equals $2.20 multiplied times the gross square feet contained within the Property], in immediately available funds.

        1.3 USE LIMITATION PERIOD. The "Use Limitation Period" shall mean the period of time commencing on the date of this Deed conveying the Property to Grantee and expiring thirty (30) years after the date of this Deed.

        1.4 ACCEPTANCE OF IMPROVEMENTS AND PLANS. The "Improvements" shall mean the building or buildings, sidewalks, parking lots, signs, and all other improvements to be constructed upon the Property by Grantee. "Approval Documents" shall mean all documents and information required, pursuant to the Covenants, to be submitted to the Architectural Control Committee ("ACC") of the Interlocken Owner's Association, Inc., a Colorado not-for-profit corporation ("Association"), for approval prior to commencement of construction of any Improvements. To the extent Grantee has not previously received full acceptance of the Approval Documents by the ACC, or to the extent Grantee has made any changes to its previously accepted Approval Documents, Grantee shall submit its Approval Documents to the ACC at least thirty (30) days prior to the time Grantee desires to have the ACC's acceptance of the same. Grantee agrees not to commence any construction of Improvements until such time as Grantee has received the ACC's full written acceptance of the Approval Documents, which acceptance shall be withheld or granted in accordance with the terms of the Covenants. The ACC may also require such changes to the Approval Documents as may be necessary in order to comply with architectural guidelines applicable to the Property. Grantee agrees not to materially amend or make any substantial changes to any Approval Documents which have been previously accepted by the ACC without obtaining the ACC's prior written acceptance thereto, including, without limitation, any such changes requested by governmental authority.

        1.5 OBTAINING GOVERNMENTAL APPROVALS. Grantee agrees to obtain, prior to commencement of construction of any Improvements, all permits, licenses, certificates, consents and any other approvals necessary or required pursuant to any law, ordinance, resolution, order, rule or regulation of any governmental authority having jurisdiction over the property and the development thereof ("Governmental Approvals") in order for Grantee to construct the facilities and Improvements to be constructed on the Property. The Governmental Approvals shall be deemed to include, but not be limited to, building approvals by the City. The Grantee shall not

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                                      3-4
obtain any Governmental Approvals until it has obtained written approval of the Approval Documents from the ACC.

        1.6 CONSTRUCTION OF THE IMPROVEMENTS. Grantee agrees to Commence Construction, as defined below, of the Improvements as identified in the Approval Documents and as approved by the ACC pursuant to the covenants, on or before sixty (60) days from the date of this Deed ("Commencement Deadline") and to proceed with construction of the Improvements diligently and in a good and workmanlike manner until completion in accordance with all governmental requirements and with the Approval Documents as approved by the ACC, and such Improvements shall be completed within thirty (30) months after Grantee has Commenced Construction thereof. In no event shall Grantee build the Improvements in separate phases. Accordingly, there shall be no more than a thirty (30) day gap of time between completion of one building or group of buildings and the commencement and diligent construction and completion of another building or set of buildings until the completion of all Improvements.

        1.7 COMMENCEMENT OF CONSTRUCTION. Grantee shall be deemed to have "Commenced Construction" of the Improvements at such time as Grantee has completed grading of the Property in accordance with the Approval Documents accepted by the ACC.

        1.8 REPURCHASE OPTION. In the event that the "Repurchase Event," as hereinafter defined, occurs, Grantor shall have the right to repurchase the Property from Grantee upon the terms and conditions as hereinafter set forth (the "Repurchase Option").

        1.9 REPURCHASE EVENT. The "Repurchase Event" shall mean the Grantee shall not have obtained all required Governmental Approvals in order to Commence Construction of the Improvements on or before the Commencement Deadline, or prior to the date notice is given under Section 1.10.

        1.10 EXERCISE OF REPURCHASE OPTION. Grantor shall have the right to exercise the Repurchase Option because of Grantee's failure to meet the Commencement Deadline by giving Grantee written notice at any time during the period of time commencing on the Commencement Deadline and expiring three (3) months thereafter. If such notice shall not be so given by Grantor to Grantee on or before the expiration of the period as aforesaid, Grantor's right to exercise the Repurchase Option shall thereupon cease and terminate.

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
        1.11 RESTORATION IF REPURCHASE. In the event that Grantor exercises the Repurchase Option, Grantee shall, at its sole cost and expense, promptly remove those portions of the Improvements which Grantor's independent engineer determines to be unusable in connection with the future development of the Property.

        1.12 REPURCHASE OPTION PRICE. The "Repurchase Option Price" shall mean the original Purchase Price, plus the actual out-of-pocket reasonable costs incurred by Grantee in connection with the construction of the Improvements on the Property, excluding the cost of any Improvement which Grantor determines to be unusable and excluding any financing costs and all developer and/or development fees.

        1.13 CLOSING IF REPURCHASE. Within sixty (60) days after Grantor gives notice of the exercise of the Repurchase Option, Grantee shall tender to Grantor Grantee's Special Warranty Deed for the property to be exchanged for a U.S. bank cashier's check from Grantor in the amount of the Repurchase Option Price. Grantee shall deliver title to the Property to Grantor at the closing of the Repurchase Option in the same condition (including the Permitted Exceptions, except any that arise out of Grantee's actions other than those excepted below) as when delivered by Grantor to Grantee, except as to non-delinquent property taxes and assessments for the year of said closing, and which taxes and assessments shall be prorated between Grantor and Grantee to the date of such closing, so that Grantee bears such taxes and assessments for the period of its ownership of the Property, and except for utility easements and similar rights created in connection with the construction of the Improvements, provided that such easements and rights do not, in Grantor's reasonable determination, have a material adverse impact upon the future use of the Property. Grantee agrees to pay all costs and expenses for such closing, including the base premium for a standard title insurance policy in the amount of the Repurchase Option Price, insuring that title to the Repurchase Property is vested in Grantor.

        1.14 EVIDENCING EXPIRATION OF REPURCHASE OPTION. In the event Grantee meets the Commencement Deadline prior to the time Grantor exercises the Repurchase Option for Grantee's failure to meet the commencement Deadline, or in the event Grantor fails to exercise the Repurchase Option within the time and in he manner set forth above, Grantor agrees, upon Grantee's written request, to deliver promptly to Grantee a duly executed and acknowledged release, releasing Grantor's right to exercise the Repurchase Option.


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                                      3-6

        1.15 FORCE MAJEURE. In the event that Grantee is unable to meet the Commencement Deadline because of delays from causes beyond the reasonable control of the Grantee, such as, but not limited to, acts of God, strikes, work stoppages, unavailability of or delay in receiving labor or materials, defaults by contractors or subcontractors, weather conditions, or fire or other casualty, then the date by which the Grantee shall be required to meet the Commencement Deadline, and the date by which Grantor shall be required to exercise the Repurchase Option because of Grantee's failure to meet such Commencement Deadline, shall be extended for a period of time equal to the length of said delay or delays; provided, however, that in no case shall the date by which Grantor is required to exercise the Repurchase Option be extended pursuant to this Section to a date later than three (3) years after the Commencement Deadline.

        1.16 ANTI-SPECULATION PROVISION - EARLY TRANSFER BY GRANTEE. A "Transfer" by Grantee of the Property shall occur in the event that, prior to the date Grantee shall have Commenced Construction of the Improvements (a) Grantee sells or exchanges the Property or any portion thereof, or (b) Grantee enters into a land lease of the Property or any portion thereof for a term which, together with any options to renew or extend the term, shall exceed 10 years. In the event of a Transfer by Grantee to any party whatsoever (other than transfer to a "Permitted Transferee," as hereinafter defined), Grantee agrees to pay to Grantor, on the date of closing of such Transfer, 100% of the amount by which the consideration for such sale, the exchange value for such exchange, or the consideration given for such lease, exceeds the Purchase Price and architectural, engineering and consulting fees and costs of governmental permits and fees paid by Grantee (but not by Grantor, if any) with respect to the Property ("Resale Rights"). "Permitted Transferee" shall mean any of the following entities: (1) any entity controlled by, controlling, or under common control with (a) Grantee; (b) any affiliate of Grantee; or (c) any officer, director or shareholder of Grantee, its affiliates; or (2) any transferee of Grantee's entire interest in the Property at a bona fide foreclosure sale pursuant to a bona fide mortgage or deed of trust encumbering the Property or pursuant to a bona fide deed in lieu of foreclosure of any such mortgage or deed of trust so long as such foreclosure sale or deed in lieu of foreclosure is not intended as an artifice or device to avoid the Resale Rights; or (3) a developer who is engaged by Grantee to construct a "Build to Suit" facility on the Real Property. A bona fide foreclosure sale by an affiliate of Grantee or a bona fide deed in lieu of foreclosure to an affiliate of Grantee shall not be deemed an artifice or device to avoid the Resale Rights if the loan secured by the relevant

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                                      3-7
mortgage or deed of trust was a bona fide loan. No action by Grantee in connection with Grantee's obtaining financing for development of the Property shall be deemed a Transfer as defined herein (so long as any transfer in connection with such financing is not intended as an artifice or device to avoid the Resale Rights).

        1.17 FUTURE IMPROVEMENTS. Grantee agrees not to make any additions or changes to the exterior of any Improvements, and not to construct or cause to be constructed upon the Property any additional structure, building, sign, landscaping, driveway or other improvement except in accordance with the terms of the Covenants

        1.18 FLOOR AREA ALLOWANCE. Grantee hereby covenants and agrees that Grantee shall be entitled to construct, use, own and/or maintain on the Property, Gross Floor Area, as hereinafter defined, in an amount not to exceed the Permitted GFA, as hereinafter defined. For the purposes hereof, "Permitted GFA" shall mean the amount of _________ square feet of Gross Floor Area. [the number to be inserted into the blank shall be equal to the amount of square footage approved by the ACC to be constructed on the Property. If the ACC has not made such determination prior to the execution of this Deed, the foregoing sentence shall be deleted and the following sentences shall be inserted in the deed in lieu thereof: The number of square feet of Gross Floor Area which is the Permitted GFA shall be equal to the amount of square footage approved by the ACC to be constructed on the Property. Such number has yet to be determined. At such time as the ACC makes such determination, the Grantor and the Grantee shall record a Covenant setting forth the permitted GFA for the Property. No Improvements will be constructed on the Property until such covenant is recorded.] For the purposes hereof, the term "Gross Floor Area" shall mean the sum in square feet of all horizontal floors located within the finished surface of the outside walls of the main portion of any structure built for temporary or permanent use, and all projections or extensions thereof, including but not limited to, accessory buildings, and enclosed malls now or hereafter constructed on the Property, including basement areas and exclusive of garage space, porches, balconies, atriums and mechanical penthouses. Grantee agrees that no part or portion of the Permitted GFA shall be transferable by Grantee to or usable on any property other than the Property without the prior written consent of Grantor. The parties hereby expressly acknowledge and agree that the definition of Gross Floor area set forth herein may differ from other definitions of gross floor area or gross building area that Grantee may be required to use for purposes of submission of



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                                      3-8
its Approval Documents for any new development of the Property to the ACC, or to the City, for building permit purposes, but that any such difference shall not affect or in any way modify or alter the applicability to the Property of the definition of Gross Floor Area set forth herein, for the purposes set forth herein, including, but not limited to, the calculation of whether a particular planned proposal for any new development of the Property exceeds the Permitted GFA. If Grantee requests, and Grantor, in its sole discretion, permits the construction, installation or maintenance of Gross Floor Area on the Property in excess of the Permitted GFA, Grantor may require payment to Grantor of additional consideration, as determined by Grantor, as a condition to such permission.

        1.19 RESERVATION OF EXCESS DEVELOPMENT RIGHTS. "Excess Development Rights" shall mean the right to construct, install or maintain Gross Floor Area on the Property in excess of the Permitted GFA as defined in Section 1.18. Grantor hereby excepts and reserves to itself, its successors and assigns, all Excess Development Rights with respect to the Property, together with the right to use or assign the right to use such Excess Development Rights on any other property in Interlocken or annexed by Grantor into Interlocken in accordance with the terms of the Covenants. Grantee, for itself, its successors and assigns, covenants and agrees to cooperate and execute any further instruments which may hereafter be necessary or desirable to permit the use of the Excess Development Rights on such other property or properties.

        1.20 DISTRICTS. Grantee acknowledges that the Property is located within the boundaries of the Interlocken Consolidated Metropolitan District (the "Metropolitan District"), and that the Metropolitan District has been organized to provide certain services as provided in the service plan for the Metropolitan District. Grantee agrees to be bound by and to comply with the terms, conditions and standards imposed by the Metropolitan District, whether pursuant to its service plan, or rules, regulations and standards, or otherwise, and to pay to the Metropolitan District all fees, expenses and security, if any, including, but not limited to, all levies, taxes, charges, surcharges and assessments (whether considered taxes, developer fees or user fees) as may be assessed from time to time by the Metropolitan District. Grantee hereby acknowledges and confirms that all of the improvements described in the service plan or other formation documents may or may not be installed by the Metropolitan District and that no representation or warranty is or will be made by the Grantor with respect thereto.


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
        Grantee further acknowledges that from and after the date hereof, the Grantee shall fully cooperate with and cause its successors and assigns to cooperate fully with Grantor or the City in connection with any efforts of the Grantor or the City to obtain inclusion of Interlocken, including the Property, in any financing entity, which is formed for the purpose of maintaining the landscaping along the 96th Street Interchange and United States Highway 36 (collectively the "Landscape Entity"). Such cooperation shall include, but shall not be limited to, the execution and delivery of any and all necessary and required documentation to form and include the Property in any Landscape Entity.

        1.21 ENVIRONMENTAL INDEMNITY. Grantee agrees to indemnify and hold Grantor harmless from and against any and all loss, cost, damage, expense or liability, including, without limitation, reasonable attorney's fees, incurred by or asserted against Grantor resulting from any failure by Grantee to comply with any environmental laws relating to the Property except that the Grantee shall have no liability hereunder for a violation of any environmental laws arising in any period of time prior to Grantee acquiring or after Grantee transfers title to the Property. Grantor shall have the right to defend itself in any action, suit or proceeding commenced against Grantor as a result of Grantee's violation of or failure by Grantee to comply with the provisions of this Section, with attorneys chosen by Grantor, and Grantee agrees to pay to Grantor all reasonable attorneys' fees and other reasonable costs in connection therewith incurred by Grantor.

        1.22 NO RESUBDIVISION OF PROPERTY. Grantee agrees that Grantee will not attempt to subdivide the Property or obtain subdivision approval from any governmental authority having jurisdiction over the Property, and the development thereof, without the prior written approval of Grantor. This provision shall not apply to a conversion to a Condominium Project provided that Grantee otherwise complies with this Deed.

        1.23 REZONINGS. Grantee agrees that Grantee will not obtain, or seek to obtain, rezoning approval of the Property from any governmental authority having jurisdiction over the Property, or the development thereof, including, but not limited to, any amendment to the Criteria with respect to the Property, without obtaining the prior written approval of Grantor.

        1.24 RIGHT OF FIRST REFUSAL. From and after the date hereof, Grantor shall have a right of first refusal (the "Right") in the


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
event that Grantee decides to accept a bona fide unaffiliated third-party offer (the "Offer") to purchase the Property or any interest therein on conditions identical to those upon which Grantee is willing to sell the Property, subject to the conditions of this paragraph. Grantee will forward a true and correct copy of said Offer to Grantor, together with notice ("Right Notice") in writing that Grantee is willing to accept such Offer. Grantor will have thirty (30) business days from receipt of said Right Notice to exercise the Right and agree to purchase the property or such interest therein on the terms set forth in such offer, and the closing shall take place within sixty (60) days of Grantor's exercise of the Right. If Grantor agrees in writing within said thirty (30) business day period to purchase the Property on such terms and conditions as provided in the Right Notice, a contract for the sale and purchase of the Property or such interest therein will be entered into within fifteen (15) days by and between Grantee and Grantor. If Grantor does not agree to purchase the Property or such interest therein on such terms and conditions then, and in such event, Grantee may sell the Property or such interest therein to the third party in accordance with the terms and conditions set forth in such offer; provided, however, that this shall be a continuing Right and shall be binding upon the successors and assigns of Grantee so that when such third-party purchasers decide to sell the Property, Grantor shall have the right with respect to such subsequent sales. In the event Grantor does not exercise its Right, Grantee shall be free to complete the proposed sale of the Property so long as such transaction is completed in accordance with the terms and provisions set forth in the Right Notice and there is no reduction in the purchase price; and provided that such Right shall continue to be binding upon Grantee's successors and assigns. If Grantee desires to change the terms upon which it desires to sell the property or any interest therein previously offered to Grantor, it may do so only after giving a new Right Notice to Grantor.

                                   ARTICLE 2
                                  RESERVATIONS

        2.1 RESERVATION OF WATER RIGHTS. Grantor hereby reserves the right, title and interest in and to all water and water rights, both tributary and non-tributary, reservoirs, ditches and well rights and effluent, used on or in connection with the Property, whether adjudicated or unadjudicated, and including, without limitation, all water court applications, state engineer filings, well registration statements and well permits and any and all well equipment or other equipment for the storage, treatment or distribution of water on or in connection with the Property


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

(collectively "Water Rights"). Grantee agrees that it will not object to the withdrawal, abstraction or appropriation of any underground tributary or non-tributary waters underlying the surface of the Property and to the extent that consent may be required by Colorado law for extraction or appropriation of such Water Rights, the consent is hereby deemed given. Grantee agrees that it shall include a similar obligation on the part of any grantee in any subsequent conveyances of all or any part of the Property to Third Party Purchasers, and that such Third Party Purchasers shall assume all obligations of Grantee pursuant to this paragraph and shall agree to execute all necessary documents in connection therewith. Notwithstanding the foregoing, Grantor agrees that in the exercise of its reserve rights, Grantor's activity shall not cause material disturbance of or material damage to the surface of the Property or any improvements thereon. Further, notwithstanding the foregoing to the contrary, the Grantor shall have the right to drill for and extract water from certain select portions of the Property, the locations of which are to be reasonably determined by Grantor with Grantee's written consent which shall not be unreasonably withheld and Grantor shall have the right as a portion of the reservation created by this paragraph to reserve such easements as are reasonably necessary for the foregoing purposes. The parties agree that Grantor shall have the right to grant to third parties the same rights to use the Water Rights as Grantor has reserved in this paragraph subject to the limitations set forth herein. The foregoing Water Rights reservation is not intended in any respect to affect Grantee's right to obtain domestic water utilities for the Property.

                                   ARTICLE 3
                            DEFAULT AND ENFORCEMENT

        3.1 DEFAULT BY GRANTEE. A "Default by Grantee" shall exist if Grantee breaches or fails to comply with any Restriction in this Deed applicable to Grantee, and such breach or failure to comply shall continue for a period of thirty days after notice thereof by Grantor to Grantee, provided in accordance with Section 4.3, or, if such breach or failure to comply cannot be reasonably cured within such 30-day period, if Grantee shall not in good faith commence to cure such breach or failure to comply with said 30-day period or shall not diligently proceed therewith to completion; provided, however, that Grantor shall not be obligated to give notice or provide an opportunity to cure to Grantee under this Section before Grantor shall be entitled to exercise the Repurchase option in accordance with the foregoing provisions.

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                                      3-12

        3.2 REMEDIES. In the event of a Default by Grantee, Grantor shall have the right to prosecute a proceeding at law or in equity against the person or persons who have violated or are attempting to violate any of the Restrictions of this Deed to enjoin or prevent them from so doing, to cause said violation to be remedied, or to recover damages for said violation. Every remedy allowed by law or in equity against an owner, either public or private, shall be applicable against every such result.

                                   ARTICLE 4
                                    GENERAL

        4.1 NO IMPLIED WAIVER. No failure by Grantor to insist upon the strict performance of any Restriction contained in this Deed, no failure by Grantor to exercise any right or remedy under this Deed, and no acceptance of full or partial payment during the continuance of any Default by Grantee shall constitute a waiver of any such Restriction or waiver of any such right or remedy or a waiver of any such Default by Grantee.

        4.2 DURATION. The covenants, conditions and restrictions contained in this Deed shall operate and be effective until the later of (a) 99 years after the date hereof, or (b) such time as neither Grantor nor its successors and assigns, are any longer engage din the development of Interlocken, except that the Use Limitations shall operate and be effective only during the Use Limitation Period.

        4.3 NOTICES. All notices, consents or other instruments or communications provided for under this Deed, including, but not limited to, any notice of a Default by Grantee, shall be in writing, signed by the party giving the same and shall be deemed properly given and received when actually delivered and received or three business days after mailed, if sent by registered or certified mail, postage prepaid, addressed to the party to receive the notice, at the address set forth for the party in the first paragraph of this Deed, or at such other address as either party may notify the other of in writing. Any notice, consent or other instruments or communications, including, but not limited to, any notice of a Default by Grantee, sent to Grantee shall also be, at Grantee's request or the lender's request, sent to any lender with an interest in the Property at the address provided by notice to Grantor.

        4.4 BINDING EFFECT. This Deed shall be binding upon and insure to the benefit of the parties hereto and their respective successors and assigns. The Restrictions contained in this Deed


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                                      3-13
shall be construed as covenants running with the Property, and every person who now or hereafter owns or acquires any right, title, estate or interest in or to the Property is and shall be conclusively deemed to have consented to and to have agreed to every Restriction contained in this Deed, whether or not any reference to the Restrictions is contained in the instrument by which such person acquires an interest in the Property.

        4.5 CAPTIONS FOR CONVENIENCE. All headings and captions used herein are for convenience only and are of no meaning in the interpretation or effect of this Deed.

        4.6 APPLICABLE LAW. This Deed shall be interpreted and enforced according to the laws of the State of Colorado.

        4.7 EXHIBITS INCORPORATED. All exhibits to this Deed are incorporated herein and made a part hereof as if fully set forth herein.

        4.8 TIME OF THE ESSENCE. Time is of the essence with respect to the performance required under this Deed.

        4.9 COSTS OF LEGAL PROCEEDINGS. In the event either party institutes legal proceedings with respect to this Deed, the prevailing party shall be entitled to recover, in addition to any other relief to which it is entitled, its costs and expenses incurred in connection with such legal proceedings, including, without limitation, reasonable attorneys' fees.

        4.10 COMPLIANCE WITH LAWS. Grantee agrees that, in performing its obligations under this Deed, Grantee shall comply with all applicable laws, rules, regulations, ordinances and orders of any governmental authority having jurisdiction, subject, however, to Grantee's rights to reasonably contest such laws.

        4.11 NO THIRD-PARTY BENEFICIARIES. None of the terms, conditions or covenants contained in this Deed shall be deemed to be for the benefit of any person other than Grantor and Grantor, and its successors and assigns specifically designated as such in writing, and no other person shall be entitled to reply hereon in any manner.

        4.12 COOPERATION. The parties agree to fully cooperate in the development and construction of the Property and Interlocken. The parties further acknowledge that such cooperation is necessary as a result of the integral nature of the master development plan for Interlocken, as set forth in the Covenants, the Article of



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                                      3-14

Incorporation of the Association, and the Bylaws of the Association.

        IN WITNESS WHEREOF, Grantor and Grantee have executed this Special Warranty Deed as of the day and year first above written.

                                        GRANTOR:

                                        INTERLOCKEN, LTD., a Colorado
                                        limited partnership

                                        By:     BOSWELL PROPERTIES, INC., a
                                                California corporation,
                                                general partner

                                                By: ___________________________
                                                    James R. Long,
                                                    Vice President

                                        GRANTEE:

                                        ORI-COLORADO, INC., a Delaware
                                        corporation


                                        By: __________________________________

                                        Its: _________________________________


STATE OF COLORADO                       )
                                        ) ss.
COUNTY OF ______________________        )

        The foregoing instrument was acknowledged before me this _____ day of ____________________, 1996, by James R. Long as Vice President of Boswell Properties, Inc., a California corporation, as general partner of INTERLOCKEN, LTD., a Colorado limited partnership.

        Witness my hand and official seal.

        My commission expires: _____________________________.

                                        ________________________________________
                                        Notary Public


                                                                      Initials:
                                                                      _________
                                                                      _________
                                      3-15

STATE OF COLORADO                       )
                                        ) ss.
COUNTY OF ______________________        )

        The foregoing instrument was acknowledged before me this _____ day of ____________________, 1996, by _____________ as ______________ of ORI-COLORADO,
INC., a Delaware corporation.

        Witness my hand and official seal.

        My commission expires: _____________________________.

                                        ________________________________________
                                        Notary Public









                                                                      Initials:
                                                                      _________
                                                                      _________
                                      3-16

                                   EXHIBIT A
                               LEGAL DESCRIPTION






                                                                Initials:
                                                                _________
                                                                _________

                                   EXHIBIT B
                              PERMITTED EXCEPTIONS








                                                                Initials:
                                                                _________
                                                                _________

                                   EXHIBIT 4
                           INTERLOCKEN INFRASTRUCTURE







                                                                Initials:
                                                                _________
                                                                _________

                                   EXHIBIT 4


                               [MAP ILLUSTRATION]